UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2008

Kforce Inc.

(Exact name of registrant as specified in its charter)

Florida	000-26058	59-3264661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 East Palm Avenue, Tampa, Florida 33605

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (813) 552-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 5, 2008, Kforce Inc. issued a press release (the “Original Press Release”) regarding its earnings for the fourth quarter of 2007. Subsequent to the release of the Original Press Release, Kforce Inc. determined that certain paragraphs that followed the Selected Financial Information and Reconciliations tables for EBITDA and Net Income before Equity-Based Compensation Expense were inadvertently omitted. As a result, Kforce Inc. issued a correcting press release on February 5, 2008, which is being furnished as Exhibit 99.1 to this Report and is incorporated into this Report by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished herewith:

Exhibit Number	Description
99.1	Press release of Kforce Inc. dated February 5, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFORCE INC.
(Registrant)

February 6, 2008	By:	/s/ JOSEPH J. LIBERATORE
Joseph J. Liberatore,
Senior Vice President, Chief Financial Officer
(Principal Financial Officer)

KFORCE INC.
(Registrant)

February 6, 2008	By:	/s/ SARA R. NICHOLS
Sara R. Nichols,
Vice President, Chief Accounting Officer
(Principal Accounting Officer)